As filed with the Securities and Exchange Commission on June 2, 2015 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Intersect ENT, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3841	20-0280837
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1555 Adams Drive

Menlo Park, California 94025

(650) 641-2100

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Lisa D. Earnhardt

President and Chief Executive Officer

Intersect ENT, Inc.

1555 Adams Drive

Menlo Park, California 94025

(650) 641-2100

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington Brett D. White Seth J. Gottlieb Cooley LLP 3175 Hanover Street Palo Alto, California 94304 Telephone: (650) 843-5000 Facsimile: (650) 849-7400	B. Shayne Kennedy Thomas E. Mitchell Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 Telephone: (714) 540-1235 Facsimile: (714) 755-8290

                Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-204342)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant is an “emerging growth company” as defined in Section 2(a) of the Securities Act. This registration statement complies with the requirements that apply to an issuer that is an emerging growth company.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	669,300	$25.00	$16,732,500	$1,944

(1)	Includes 87,300 shares the underwriters have the option to purchase to cover over-allotments, if any.
(2)	The Registrant is registering 669,300 shares pursuant to this Registration Statement, which shares are in addition to the 3,450,000 registered pursuant to the Form S-1 Registration Statement (File No. 333-204342).
(3)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Intersect ENT, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-204342) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on May 20, 2015, and which the Commission declared effective on June 2, 2015.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 669,300 shares, 87,300 of which may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, State of California, on June 2, 2015.

Intersect ENT, Inc.

By:	/s/ LISA D. EARNHARDT
Lisa D. Earnhardt
President and Chief Executive Officer

By:	/s/ JERYL L. HILLEMAN
Jeryl L. Hilleman
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LISA D. EARNHARDT Lisa D. Earnhardt	President and Chief Executive Officer (Principal Executive Officer) and Director	June 2, 2015

/s/ JERYL L. HILLEMAN Jeryl L. Hilleman	Chief Financial Officer (Principal Financial and Accounting officer)	June 2, 2015

* Kieran T. Gallahue	Lead Director	June 2, 2015

* Casper L. de Clercq	Director	June 2, 2015

* Cynthia L. Lucchese	Director	June 2, 2015

* Dana G. Mead, Jr.	Director	June 2, 2015

* Frederic H. Moll	Director	June 2, 2015

* Casey M. Tansey	Director	June 2, 2015

* W. Anthony Vernon	Director	June 2, 2015

*By:	/s/ JERYL L. HILLEMAN
Jeryl L. Hilleman Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference and filed with the SEC as Exhibit 24.1 to our Form S-1, filed with the SEC on May 20, 2015, SEC File No. 333-204342).